UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) April 7, 1997



                                TEREX CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


      Delaware                       1-10702                   34-1531521
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(State or Other Jurisdiction       (Commission                (IRS Employer
      of Incorporation)            File Number)             Identification No.)



500 Post Road East, Suite 320, Westport, Connecticut             06880
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(Address of Principal Executive Offices)                       (Zip Code)


        Registrant's telephone number, including area code (203) 222-7170



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          (Former Name or Former Address, if Changed Since Last Report)


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Item 2.  Acquisition and Disposition of Assets.

On April 7, 1997, Terex Corporation ("Terex" or the "Company") completed the purchase of the industrial businesses of Simon Access division ("Access") of Simon Engineering plc for $90 million in cash, subject to adjustment.

Access consists principally of several business units in the United States and Europe which are engaged in the manufacture and sale of access equipment designed to position people and materials to work at heights. Access products include truck mounted aerial devices, aerial work platforms and truck mounted cranes (boom trucks) which are sold to utility companies as well as to customers in the industrial and construction markets. Specifically, Terex has acquired 100% of the outstanding common stock of (i) Simon-Telelect Inc., a Delaware corporation, (ii) Simon Aerials, Inc., a Wisconsin corporation, (iii) Sim-Tech Management Limited, a private limited company incorporated under the laws of Hong Kong, (iv) Simon Cella, S.r.l., a company incorporated under the laws of Italy, and (v) Simon Aerials Limited, a company incorporated under the laws of Ireland; and 60% of the outstanding common stock of Simon-Tomen Engineering Company Limited, a limited liability stock company organized under the laws of Japan. Not included in the businesses acquired were Access' fire fighting equipment businesses. The Company intends to continue to operate the Access business.

The Company obtained the funds necessary to complete the transaction from its cash on hand and borrowings under its revolving credit facility. See Item 5 below.


Item 5.  Other Events.

On April 7, 1997, the Company and its domestic subsidiaries on such date (collectively, the "Borrowers") entered a Revolving Credit Agreement with the First National Bank of Boston, as agent (the "Agent"), pursuant to which the Agent has provided the Borrowers with a line of credit of up to $125 million secured by accounts receivable and inventory (the "New Credit Facility"). The New Credit Facility replaces the Company's $100 million revolving credit facility with Foothill Capital Corporation, as agent (the "Old Credit Facility").

Loans made under the New Credit Facility (a) bear interest, based on the Company's fixed charge coverage ratio, at a rate between 0.5% and 1.5% per annum in excess of the prime rate or at a rate between 2.0% and 3.0% per annum in excess of eurodollar rate, at the election of the Company, (b) mature on April 7, 2000, (c) were used by the Borrowers to repay the Old Credit Facility, and
(d) are to be used for working capital and other general corporate purposes, including acquisitions.




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Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired; and
(b)  Pro Forma Financial Information

Prior to the acquisition by the Company, Access was part of a consolidated group of Simon Engineering plc, an entity organized under the laws of the United Kingdom, for financial reporting purposes. As a result, financial statements of the acquired businesses meeting the requirements of Regulation S-X promulgated under the Securities Act of 1933, as amended, are not currently available. Accordingly, it is not practical to provide the required historical and pro forma financial statements at this time. The required financial statements will be filed on Form 8-K/A as soon as practicable, but in any event within sixty
(60) days after the Current Report on Form 8-K is filed.

(c)  Exhibits

10.1 Agreement of Purchase and Sale, dated as of February 24, 1997, among Simon United States Holdings, Inc. and Simon Overseas Holdings Limited, as Sellers, Simon Engineering plc, as Parent, and Terex Corporation, as Buyer (incorporated by reference to Exhibit 10.25 of the Form 10-K Annual Report for the year ended December 31, 1996, Commission File No. 1-10702).

10.2 Revolving Credit Agreement dated as of April 7, 1997 among Terex Corporation and its Restricted Subsidiaries (as defined therein) and The First National Bank of Boston, as Agent.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 1997

                                TEREX CORPORATION


                                By:  /s/  Joseph F. Apuzzo
                                    Joseph F. Apuzzo
                                    Vice President Finance and Controller
                                    (Principal Accounting Officer)
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